SHARE EXCHANGE AGREEMENT

      This Share Exchange Agreement ("Agreement"), dated as of November 30, 2007, is entered into by and between Victoria Industries, Inc., a corporation organized and existing under the laws of the State of Nevada ("Victoria" or the "Company"), and certain shareholders of Victoria, as identified on Appendix A, (the "Victoria Shareholders" and together with Victoria, the "Parties").

                                   WITNESSETH:

      WHEREAS, the Victoria Shareholders are the holders of 406,254 (four hundred and six thousand, two hundred and fifty four) of the issued and outstanding shares of Victoria (the "Victoria Shares") and desire to surrender their Victoria Shares to the Company in exchange for receiving from the Company 100% of the issued and outstanding shares of common stock of its wholly owned sole operating subsidiary Victoria Resources, Inc;

      WHEREAS, Victoria desires to receive Victoria Shares in exchange for 100% of the shares of its subsidiary Victoria Resources, Inc. ("Resources"), a New York corporation, in accordance with and subject to the terms of this Agreement; and

      WHEREAS, upon the consummation of the transaction Victoria Shareholders shall fully control Resources and hereby agree to assume any and all obligations associated with Resources and fully indemnify and release the Company, its officers and its remaining shareholders from any and all claims whether existing prior to this Agreement or arising after this Agreement is consummated. Upon consummation of the transaction Victoria shall cease to be a shareholder of Victoria Resources, Inc.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Parties hereto agree as follows:

                   SECTION 1. DEFINITIONS AND INTERPRETATIONS

      1.1. Defined Terms.

      In this Agreement the following words and expressions shall have the following meanings (such meaning to be equally applicable to both the singular and plural terms of the terms defined):

      "Agreement" shall have the meaning provided in the introductory paragraph;

      "Closing" shall have the meaning provided in Section 2.4.;

      "Closing Date" shall have the meaning provided in Section 2.4.1;

      "Company" means Victoria;

      "Confidential Information" shall have the meaning provided in Section 4.1;

      "Victoria Shares" shall have the meaning provided in the recitals;

      "Party" or "Parties" means Victoria and each of the Victoria Shareholders or all of them as the case may be;

      "Transaction" shall have the meaning provided in the recitals;

      1.2. Principles of Construction.

      (a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitations."

      (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

      (c) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

      (d) This Agreement is the result of negotiations among and has been reviewed by the respective Party. Accordingly, this Agreement shall not be construed against any Party merely because of such Party's involvement in its preparation.

      (e) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

                           SECTION 2. THE TRANSACTION

      2.1. Transaction is conditioned upon Victoria's Board Approval

      Victoria and the Victoria Shareholders agree that the Transaction and this Agreement are subject to the approval of the Victoria Board of Directors (the "BOD"). Should no approval be granted by the BOD, or should the BOD reject the transaction, within 45 days following the date of this Agreement, this Agreement shall be void and shall have no effect on either of the Parties.

      2.2. Consideration

      In consideration for the Victoria Shares, Victoria agrees to transfer 100% of the issued and outstanding stock of Resources ("the Resources Shares") to the Victoria Shareholders in accordance with Appendix B hereof.

      2.3. Transfer of the Victoria Shares and the Resources Shares upon Closing

      2.3.1. Subject to the terms, conditions and warranties set forth in this Agreement, on the Closing Date, (i) Victoria, in consideration for the Victoria Shares, will transfer and deliver to the Victoria Shareholders and/or their nominees the certificates for the Resources Shares, and (ii) in consideration for the Resources Shares, the Victoria Shareholders shall transfer to Victoria the Victoria Shares, by way of amending the Resources Bylaws to reflect the transfer of ownership to Victoria Shareholders, and deliver an executed amended bylaws to Victoria Shareholders (collectively, the "Closing").

      2.4. Closing.

      2.4.1. The Closing shall take place at 10:00 A.M. at the offices of Thor Capital Group, at 551 Fifth Avenue, Suite 2020, New York, New York on the earlier of (i) the 60th day following the date of this Agreement, or (ii) the date on which all the conditions precedent, conditions and warranties set forth in this Agreement shall have been satisfied or waived (the "Closing Date").

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

      3.1. Representations and Warranties of Victoria

      3.1.1. Victoria represents warrants and agrees with the Victoria Shareholders as follows:

      (a) Victoria is duly organized, validly existing and in good standing under the laws of the state of Nevada. Victoria has the power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

      (b) All financial and other information concerning Resources which Victoria has furnished or will furnish to the Victoria Shareholders (i) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

      3.2. Representations and Warranties of the Victoria Shareholders

      3.2.1. The Victoria Shareholders represent and warrant and agree with Victoria as follows:

      (a) The entire issued and outstanding capital stock of Resources is owned by the Victoria. All of the shares of Resources have been duly authorized, are validly issued, fully paid and non-assessable.

      (b) The Victoria Shareholders are of the Closing Date, the lawful owners of record of all of the Victoria Shares, and presently have the power to transfer and deliver the Victoria Shares to Victoria free and clear of any restrictions on transfer, security interests, options, warrants, purchase rights or other contracts or commitments that could require them to sell, transfer, or otherwise dispose of the Victoria Shares. The delivery to Victoria of the certificates and stock powers evidencing the transfer of the Victoria Shares to Victoria pursuant to the provisions of this Agreement will transfer to Victoria good and marketable title thereto, free and clear of all liens, encumbrances restrictions and claims of any kind.

      (c) Resources is duly organized, validly existing and in good standing under the laws of New York State. Victoria has the power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement had been duly authorized and approved by Victoria respective corporate actions and constitutes its legally valid and binding obligation and is enforceable against Victoria in accordance with the terms hereof.

      (d) Resources is the sole operating subsidiary of Victoria and is the sole shareholder of its wholly owned subsidiaries Victoria Lumber LLC duly organized and validly existing under the laws of the Russian Federation and Coptent Trading Ltd. duly organized and validly existing under the laws of Cyprus.

      (e) Upon execution and delivery of the amended bylaws of Resources evidencing the transfer of the Resources Shares to the Victoria Shareholders in accordance with the terms of this Agreement, Victoria Shareholders shall acquire and thereafter own 100% of the equity of Resources.

      (f) Upon Closing of the Transaction Victoria Shareholders will indemnify and release the Company, its officers and directors and its shareholders against any possible claims whether existing prior to the Closing or afterwards the relate to Resources.

      (g) All financial and other information furnished or will be furnished by the Company to Victoria Shareholders regarding Resources is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

      (h) Victoria Shareholders have conducted a comprehensive due diligence of Resources and have satisfied themselves in all material respects.

                       SECTION 4. CONFIDENTIAL INFORMATION

      4.1. Confidential Information Defined.

      Any and all information furnished (whether before or after the date hereof) by or on behalf of any Party to this Agreement, including, without limitation, by such Party's financial advisors, attorneys and accountants, or agents, to another Party to this Agreement, or to such Party's directors, officers, employees, affiliates, representatives, including, without limitation, financial advisors, attorneys and accountants, or agents shall be regarded as "Confidential Information." The term Confidential Information shall not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by the Party receiving such Confidential Information, (ii) is or becomes available to a Party to this Agreement on a non-confidential basis from a source (other than through another Party to this Agreement) which is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to another Party, (iii) was available to, known by or within the possession of a Party to this Agreement prior to its being furnished by (or on behalf of) another Party, or (iv) is independently developed by or on behalf of a Party to this Agreement not in violation of the terms of this Agreement.

      4.2. Confidentiality.

      The Parties undertake to keep any and all Confidential Information provided with regard to this Agreement confidential and will not, without the other Party's prior written consent, disclose such Confidential Information in any manner whatsoever and will not use any Confidential Information other than in connection with the Transaction; provided, however, that they may reveal the Confidential Information to their respective representatives (a) who need to know the Confidential Information (and who agree to use such Confidential Information in accordance with this Agreement) for the purpose of evaluating the Transaction and (b) who are informed by the respective Party of the confidential nature of the information provided.

      4.3. Survival of Confidentiality.

      The undertakings and representations made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

                            SECTION 5. MISCELLANEOUS

      5.1. Expenses.

      Each of the Parties shall bear its own expenses in connection with the transactions contemplated by the Agreement.

      5.2. Governing Law.

      The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be wholly performed solely within such state.

      5.3. Notices.

      Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Victoria Industries, to:

      Victoria Industries, Inc.
      551 Fifth Avenue, Suite 2020
      New York, NY 10017
      Tel: +1 212 973 0063
      Fax: +1 212 973 0070
      Attention: Mr. Albert Abdoulline, President

If to Victoria Shareholders, to:

      c/o Roman Livson
      Thor Capital Group, Inc.
      551 Fifth Avenue, Suite 2020
      New York, NY 10017
      Tel: +1-646-8258083
      Fax: +1-212-2140310

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

      5.4. Parties in Interest.

      This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

      5.5. Entire Agreement.

      This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

      5.6. Amendments.

      This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

      5.7. Severability.

      In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

      5.8. Counterparts.

      This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or facsimile transmission, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

      IN WITNESS WHEREOF, each of the Parties hereto has caused its corporate name to be hereunto subscribed by its officer(s) thereunto duly authorized as of the day and year first above written.

Victoria Industries, Inc.               The Victoria Shareholders


By: /s/ Albert Abdoulline               By: /s/ Valery Filine
    ---------------------------------       ------------------------------------
Name: Albert Abdoulline                 Name: Valery Filine
Title: President

                                        By: /s/ Iouri Melnitchouk
                                            ------------------------------------
                                        Name: Iouri Melnitchouk

                                   APPENDIX A

         THE VICTORIA SHAREHOLDERS AND VICTORIA SHARES TO BE TRANSFERRED

Name of Shareholder   Victoria Shares to be transferred
-------------------   ---------------------------------
Valery Filine                       203,127
Iouri Melnitchouk                   203,127
                                    -------
                                    406,254